Exhibit 99.1

                Atrion Reports Second Quarter Results;
       Diluted EPS from Continuing Operations Increases by 29%


    ALLEN, Texas--(BUSINESS WIRE)--July 30, 2003--Atrion Corporation (Nasdaq/NM:ATRI) today announced that for the second quarter of 2003 revenues were up 9% and diluted earnings per share from continuing operations were up 29% compared to the results of the second quarter of 2002.
    Commenting on the Company's results, Emile A. Battat, Chairman and CEO, said, "Our strong sales performance in the quarter coupled with a modest increase in operating expenses resulted in an operating income of $1,705,000, a 22% increase compared to $1,401,000 in the second quarter of 2002. Both figures exclude profit from discontinued operations. We are very pleased that the solid performance in the second quarter puts us well on the way to exceeding for the full year of 2003 our annual growth target of 15% increase in earnings per share from continuing operations."
    Atrion's revenues for the quarter ended June 30, 2003 totaled $16,175,000 compared with $14,775,000 in the same period in 2002. On a diluted per share basis, earnings from continuing operations for the period increased to $.63 as compared to $.49 in the same quarter of last year. Earnings per diluted share from discontinued operations for the second quarter totaled $.09 in both years. Net income, which includes gain from discontinued operations, totaled $.72 per diluted share for the second quarter of 2003 versus $.58 per diluted share in the prior-year period.
    Revenues for the first six months of 2003 of $31,896,000 were 8% higher than revenues of $29,600,000 in the first half of 2002. Income from continuing operations for the first half of 2003 was $1.25 per diluted share versus $1.02 in 2002. Net income for the first half of 2003 was $1.34 per diluted share versus $.24 in 2002, which included gains from discontinued operations in both periods and a $.87 per share charge for goodwill impairment in the first quarter of 2002.
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward looking are based upon current expectations and actual results may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding earnings per share from continuing operations for the year 2003. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.



                          ATRION CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)


                               Three Months Ended     Six Months Ended
                                    June 30,              June 30,
                              -------------------   ------------------
                                2003      2002        2003      2002
                              --------  --------    --------  --------
Revenues                     $ 16,175  $ 14,775    $ 31,896  $ 29,600
Cost of goods sold             10,598     9,648      20,723    19,085
                              --------  --------    --------  --------
Gross profit                    5,577     5,127      11,173    10,515
Operating expenses              3,872     3,726       7,744     7,560
                              --------  --------    --------  --------
Operating income                1,705     1,401       3,429     2,955

Interest expense, net             (34)      (88)        (75)     (199)
Other income, net                 (14)        1          (5)        2
                              --------  --------    --------  --------
Income from continuing
 operations before provision
 for income taxes               1,657     1,314       3,349     2,758
Income tax provision              509       384       1,051       821
                              --------  --------    --------  --------
Income from continuing
 operations                     1,148       930       2,298     1,937
Gain on disposal of
 discontinued operations          165       165         165       165
Cumulative effect of change
 in accounting principle, net
 of tax                            --        --          --    (1,641)
                              --------  --------    --------  --------
   Net income                $  1,313  $  1,095    $  2,463  $    461
                              ========  ========    ========  ========

Income per basic share:
 Income from continuing
  operations                 $    .67  $    .54    $   1.33  $   1.13
 Gain on disposal of
  discontinued operations         .10       .10         .10       .10
 Cumulative effect of change
  in accounting                    --        --          --      (.96)
                              --------  --------    --------  --------
  Net income per basic share $    .77  $    .64    $   1.43  $    .27
                              ========  ========    ========  ========

Weighted average basic shares
 outstanding                    1,702     1,719       1,733     1,707
                              ========  ========    ========  ========

Income per diluted share:
 Income from continuing
  operations                 $    .63  $    .49    $   1.25  $   1.02
 Gain on disposal of
  discontinued operations         .09       .09         .09       .09
 Cumulative effect of change
  in accounting                    --        --          --      (.87)
                              --------  --------    --------  --------
   Net income per diluted
    share                    $    .72  $    .58    $   1.34  $    .24
                              ========  ========    ========  ========

Weighted average diluted
 shares outstanding             1,812     1,890       1,841     1,894
                              ========  ========    ========  ========



                          ATRION CORPORATION
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                               June 30,      Dec. 31,
ASSETS                                           2003          2002
                                             ------------  -----------
                                              (Unaudited)
Current assets:
   Cash and cash equivalents                    $    556     $    353
   Accounts receivable                             8,083        6,721
   Inventories                                    11,565       10,311
   Prepaid expenses                                1,875        2,273
   Deferred income taxes                           1,018        1,018
                                             ------------  -----------
      Total current assets                        23,097       20,676
Property, plant and equipment, net                24,164       24,450
Other assets                                      15,452       15,681
                                             ------------  -----------
                                                $ 62,713     $ 60,807
                                             ============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                             $  7,455     $  5,889
Line of credit                                     9,686       10,337
Other non-current liabilities                      3,216        2,890
Stockholders' equity                              42,356       41,691
                                             ------------  -----------
                                                $ 62,713     $ 60,807
                                             ============  ===========


    CONTACT: Atrion Corporation, Allen
             Jeffery Strickland, 972-390-9800